UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Reconstitution of the Board

As previously reported on a Form 8-K filed by ARIAD Pharmaceuticals, Inc. (the “Company”) with the SEC on March 14, 2016, in order to facilitate the Company’s evaluation of its Board of Directors (the “Board”), each of the Company’s directors tendered conditional resignations from the Board. On May 19, 2016, the Board accepted the resignations of Jay R. LaMarche, Thanassis Lavidas, Massimo Radaelli and Wayne Wilson, to become effective immediately prior to the Company’s 2016 annual stockholders meeting to be held on July 21, 2016 (the “2016 Annual Meeting”).

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Destaggering of the Board

On May 19, 2016, the Board also approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) providing that the Board would be declassified and all directors would be elected on an annual basis and would be able to be removed by stockholders with or without cause. The Amendment is subject to approval by the Company’s stockholders at the 2016 Annual Meeting. In order to expedite the declassification of the Board, all directors currently serving in Class 3 with a term expiring at the Company’s 2018 annual stockholders meeting have tendered conditional resignations that will become effective immediately prior to the 2017 annual stockholders meeting, subject to the approval of the Amendment by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

Date: May 20, 2016